UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2022

BM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 350

Wayne, PA 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 327-9515

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BMTX	NYSE American LLC
Warrants to purchase Class A Common Stock	BMTX.W	NYSE American LLC

Item 1.02 Termination of a Material Definitive Agreement.

On December 22, 2022, BM Technologies, Inc., a Delaware Corporation (the “Company”) and First Sound Bank, a Washington state-chartered bank (“FSB”) entered into a mutual agreement to terminate the previously announced Agreement and Plan of Reorganization and Merger (the “Merger Agreement”), dated November 14, 2021, by and among the Company, FSB, and the merger subsidiaries named therein. The Merger Agreement was previously described in the Company’s Current Report on Form 8-K, filed on November 15, 2021, which description is hereby incorporated by reference.

Item 7.01 Regulation FD Disclosure.

Share Repurchase Program

On December 23, 2022, the Company announced that its Board of Directors has authorized the repurchase of its common stock and warrants in an aggregate amount not to exceed $10 million.

Under the repurchase plan, the Company may repurchase shares from time to time, by means of, among other means, open market purchases and in solicited and unsolicited privately negotiated transactions. The actual means and timing of any purchases, quantity of purchased shares and warrants and prices will be, subject to certain limitations, at the discretion of management during such period, and will depend on a number of factors, including the market price of the Company’s common stock and warrants, share issuances under Company equity plans, general financial, market and economic conditions, and applicable legal and regulatory requirements.

The Company’s management believes the repurchase plan, depending upon market and business conditions, may, among other things, provide capital management opportunities for the Company. The Company is not obligated to repurchase any shares or warrants under the repurchase plan. The repurchase plan may be discontinued, suspended or restarted at any time.

Press Release

On December 23, 2022, the Company issued a press release announcing the termination of the Merger Agreement and the authorization of the repurchase plan. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 23, 2022 (furnished only).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BM Technologies, Inc.

Dated: December 23, 2022	By:	/s/ Luvleen Sidhu
Luvleen Sidhu
Chief Executive Officer

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